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                                                             Exhibit No. 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 33-42965, 33-46500, 33-49590, 33-43756 and 33-64642), and any existing amendments thereto,  and Form S-8  (Nos. 33-14714, 33-32447,  33-35862, 33-
40282 and 33-41294) of ENSCO International Incorporated of our report for ENSCO International Incorporated dated February 2, 1996 as referenced by
Item 14 (a) (1) of this Form 10-K.



PRICE WATERHOUSE LLP



Dallas, Texas
February 23, 1996